Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-112347, No. 333-107469, No. 333-118660 and No. 333-113625) and Form S-8 (File No. 333-77509 and File No. 333-79605) of Navigant International, Inc. of our report dated March 12, 2004, except for Note 2 which is as of October 7, 2005, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

October 7, 2005